SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                         (Amendment No.        )

Filed by the Registrant    [ X ]
Filed by a Party other than the Registrant    [   ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-11(c)or Rule 14a-12


                            PETER KIEWIT SONS', INC.
                (Name of Registrant as Specified in its Charter)

      Name of Person(s)Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]     No fee required
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

1)     Title of each class of securities to which transaction applies:

-----------------------------------------------------------------

2)     Aggregate number of securities to which transaction applies:

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3)     Per unit price or other underlying value of transaction
       computed pursuant to Exchange Act Rule 0-11*:

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4)     Proposed maximum aggregate value of transaction:

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5)     Total fee paid:  -----------------------------------------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)     Amount previously paid:  ---------------------------------

2)     Form, Schedule or Registration Statement No.: ------------

3)     Filing party: --------------------------------------------

4)     Date filed: ----------------------------------------------

*Set forth the amount on which the filing fee is calculated and state how it was determined.



                                   April 21, 2000




Dear PKS Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Peter Kiewit Sons', Inc. (the "Corporation") to be held at 10:00 a.m. on Saturday, June 17, 2000, at Kiewit
Plaza, Omaha, Nebraska 68131.

     Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. The Corporation's 1999 Annual Report on Form 10-K is also enclosed for your review and information.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, whether or not you plan to attend the Annual Meeting, as soon as possible, please sign, date and return your Proxy in the envelope that has been provided. The execution and delivery of a Proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

                                    Sincerely,


                                    /s/ Kenneth E. Stinson
                                    Kenneth E. Stinson
                                    Chairman of the Board




                          PETER KIEWIT SONS', INC.
                                Kiewit Plaza
                            Omaha, Nebraska 68131

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held Saturday, June 17, 2000

To the Stockholders of Peter Kiewit Sons', Inc.:

     The Annual Meeting of Stockholders ("Annual Meeting") of
Peter Kiewit Sons', Inc., a Delaware corporation (the
"Corporation"), will be held at Kiewit Plaza, Omaha, Nebraska
68131 at 10:00 a.m. on Saturday, June 17, 2000 for the following purposes:

     1. To elect twelve (12) directors to hold office as specified in the attached Proxy Statement; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 20, 2000 (the "Record Date") as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. No business other than the election of directors is expected to be considered at the Annual Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement and the accompanying form of Proxy are first being mailed to Stockholders on or about April 21, 2000.

     The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors




/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

April 21, 2000




                         PETER KIEWIT SONS', INC.
                               Kiewit Plaza
                          Omaha, Nebraska 68131

                             PROXY STATEMENT
                 FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held Saturday, June 17, 2000

                  THE MEETING; VOTING AND SOLICITATION

Date, Time and Place of the Annual Meeting

     The annual meeting ("Annual Meeting") of the holders (the "Stockholders") of the $0.01 par value common stock ("Common Stock") of Peter Kiewit Sons', Inc., a Delaware corporation (the "Corporation"), will be held on Saturday, June 17, 2000, at 10:00 a.m. local time, at Kiewit Plaza, Omaha, Nebraska 68131.

Purpose of the Annual Meeting

     This Proxy Statement ("Proxy Statement") is being furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board") to be voted at the Annual Meeting, or any adjournment or postponement thereof, for the purpose of considering the following matters: (a) to elect twelve (12) directors to hold office as specified herein; and (b) to transact such other business as may properly come before the Annual Meeting.

Date of Provision of Proxy Statement

     This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are first being mailed to Stockholders on or about April 21, 2000.

Annual Meeting Record Date

     As of April 20, 2000, the record date for the determination of persons entitled to vote at the Annual Meeting (the "Record Date"), there were 31,895,472 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

Appraisal Rights

     Stockholders will not be entitled to appraisal rights as a result of the matters proposed to be considered at the Annual
Meeting.

Voting

     The Corporation's Restated Certificate of Incorporation (the "Certificate") provides the Stockholders with the option of cumulative voting in any election of directors. A proxy form which provides for cumulative voting will be provided promptly to any Stockholder upon request, by writing the Stock Registrar at Kiewit Plaza, Omaha, Nebraska 68131, or by calling him at (402) 342-2052. Under the cumulative voting method, the number of a Stockholder's shares of Common Stock is first multiplied by the number of directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed among some or all of the nominees. After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled.

     The approval of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect the nominees as directors, unless cumulative voting is required.

     Stockholders can vote on matters presented at the Annual Meeting by either voting in person or by signing, dating and returning the enclosed proxy. In the election of directors, the enclosed proxy may be marked for the election of all, some or none of the nominees for director.

     As of the Record Date, there were 31,895,472 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

Proxies

     All shares of Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for director, and in accordance with the proxy-holders' best judgment as to any other business raised at the Annual Meeting.

     Any Stockholder who delivers a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Corporation a written statement revoking the proxy, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting.

Solicitation Costs

     The Corporation will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain directors, officers and other employees of the Corporation, not specially employed for the purpose, by personal interview, telephone, telegram or e-mail. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                          EXPLANATORY NOTE

     On March 31, 1998, the Corporation's former parent, Level 3 Communications, Inc. ("Level 3") transferred all of the issued and outstanding shares of common stock of Kiewit Construction Group Inc. ("KCG"), as well as certain other assets and liabilities related to Level 3's construction and mining business, which together with such common stock comprised all of the construction and mining business of Level 3 (the "Construction Business"), to the Corporation in exchange for all of the Corporation's then outstanding shares of Common Stock. Level 3 then distributed all of such Common Stock to the holders of Level 3's Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock"), in exchange for such shares of Class C Stock. As a result of such transactions (collectively, the "Transaction"), the Corporation is now owned by the former holders of Level 3's Class C Stock, and now conducts the Construction Business. In connection with the Transaction, the Corporation's name was changed from "PKS Holdings, Inc." to "Peter Kiewit Sons',
Inc." and Level 3's name was changed from "Peter Kiewit Sons', Inc." to "Level 3 Communications, Inc."

                           DIRECTOR NOMINEES

     The Board has determined that twelve (12) directors are to be elected to the Board at the Annual Meeting. All the nominees are current directors of the Corporation. Each nominee has agreed to serve as a director, if elected. Directors will be elected to serve until the next annual election and until their successors are duly elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the proxy will vote for that nominee, if any, in their discretion as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.



Name                     Business Experience                  Age
----                     -------------------                  ---

Mogens C. Bay        Mr. Bay has been a director of the        51
                     Corporation since March 1999. Mr. Bay has been Chairman of Valmont Industries, Inc.
                     ("Valmont") since January 1997 and
                     President and Chief Executive Officer
                     of Valmont since August 1993. Mr. Bay is also currently a director of Valmont, ConAgra, Inc. and InaCom Corp. Mr. Bay is a member of the Compensation Committee and the Executive Compensation Subcommittee of the Compensation Committee of the Corporation.

Roy L. Cline         Mr. Cline has been a director and         62
                     Executive Vice President of the
                     Corporation since June 1999. Mr. Cline
                     was the President of Kiewit Industrial
                     Co., a subsidiary of the Corporation,
                     from March 1992 until June 1999. Mr. Cline is a member of the Executive Committee of the Corporation.

Richard W. Colf      Mr. Colf has been a director of the       56
                     Corporation since August 1997. Mr. Colf
                     has been an Executive Vice President of
                     the Corporation since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Pacific Co. ("KPC"), a subsidiary of the Corporation, since September 1998, was a Senior Vice President of KPC from October 1995 to September 1998 and was a Vice President of KPC for more than five years prior to October 1995. Mr. Colf is a member of the Executive Committee of the Corporation.

James Q. Crowe       Mr. Crowe has been a director of the      50
                     Corporation since August 1997. Mr. Crowe has been the President and Chief Executive
                     Officer of Level 3 since August 1997. Mr.
                     Crowe was Chairman of the Board of MFS
                     Communications Company, Inc. for more than five years prior to December 1997, Chief
                     Executive Officer from November 1991 until
                     December 1997 and was President from January
                     1988 to June 1989 and from April 1990 until
                     January 1992. Mr. Crowe was Chairman of the
                     Board of MCI WorldCom, Inc. from January
                     1997 until July 1997. Mr. Crowe is currently also a director of Commonwealth Telephone
                     Enterprises, Inc., RCN Corporation, InaCom
                     Corp. and Level 3. Mr. Crowe is a member of the Compensation Committee of the
                     Corporation.

Richard Geary        Mr. Geary has been a director of the      65
                     Corporation since August 1997. Mr. Geary was an Executive Vice President of the Corporation from August 1997 to July 1998.
                     Mr. Geary was an Executive Vice President of
                     KCG and President of KPC for more than five years prior to August 1997. Mr. Geary is currently also a director of Standard
                     Insurance Company, David Evans & Associates,
                     Today's Bank and is a trustee of the Oregon
                     Health Sciences University Foundation.

Bruce E. Grewcock    Mr. Grewcock has been a director and      46
                     Executive Vice President of the
                     Corporation since August 1997. Mr.
                     Grewcock has been the President of Kiewit
                     Western Co., a subsidiary of the
                     Corporation, since July 1997. Mr. Grewcock was an Executive Vice President of KCG from July 1996 to June 1998, and President of
                     Kiewit Mining Group Inc., a subsidiary of the Corporation, from January 1992 to July
                     1996. Mr. Grewcock is currently also a
                     director of Kinross Gold Corporation. Mr.
                     Grewcock is a member of the Executive
                     Committee of the Corporation.

William L. Grewcock  Mr. Grewcock has been a director of the  74
                     Corporation since August 1997. Mr.
                     Grewcock was Vice Chairman of Level 3 for more than five years prior to April 1998. Mr. Grewcock is also a director of Level 3. Mr. Grewcock is a member of the Compensation Committee of the Corporation.

Peter Kiewit, Jr.    Mr. Kiewit has been a director of the     73
                     Corporation since August 1997. Mr. Kiewit has been Of Counsel to the law firm of Gallagher & Kennedy, Phoenix, Arizona, for more than the last five years. Mr.
                     Kiewit is a member of the Audit Committee, the Compensation Committee and is the Chairman of the Executive Compensation
                     Subcommittee of the Compensation Committee of the Corporation.

Allan K. Kirkwood     Mr. Kirkwood has been a director of the  56
                      Corporation since August 1997. Mr.
                      Kirkwood has been an Executive Vice
                      President of the Corporation since July
                      1998. Mr. Kirkwood has been an Executive
                      Vice President of KPC since September 1998, was a Senior Vice President of KPC from October 1995 to September 1998 and was a Vice President of KPC for more than five years prior to October 1995. Mr. Kirkwood is a member of the Executive Committee and is the Chairman of the Audit Committee of the Corporation.

Walter Scott, Jr.     Mr. Scott has been a director and        68
                      Chairman Emeritus of the Corporation
                      since August 1997. Mr. Scott has been
                      the Chairman of the Board of Level 3
                      for more than the last five years. Mr.
                      Scott was the Chief Executive Officer of
                      Level 3 for more than five years prior to August 1997. Mr. Scott is also currently a director of Berkshire Hathaway Inc.,
                      Burlington Resources Inc., MidAmerican
                      Energy Holding Co., ConAgra, Inc.,
                      Commonwealth Telephone Enterprises, Inc.,
                      RCN Corporation, Valmont and Level 3. Mr.
                      Scott is the Chairman of the Compensation
                      Committee of the Corporation.

Kenneth E. Stinson    Mr. Stinson has been President and a     57
                      director of the Corporation since August
                      1997 and Chairman and Chief Executive
                      Officer of the Corporation since March
                      1998. Mr. Stinson has been the Chairman
                      and Chief Executive Officer of KCG for more than the last five years. Mr. Stinson was Executive Vice President of Level 3 from
                      June 1991 to August 1997. Mr. Stinson is also currently a director of ConAgra, Inc., Valmont and Level 3. Mr. Stinson is the
                      Chairman of the Executive Committee of the Corporation.

George B. Toll, Jr.   Mr. Toll has been a director of the      63
                      Corporation since August 1997. Mr. Toll
                      was an Executive Vice President of the
                      Corporation from August 1994 to June 1999.
                      Mr. Toll was an Executive Vice President of KCG from April 1994 to June 1998, and a Vice President of KPC from June 1992 to
                      August 1994.




   The Board unanimously recommends a vote FOR the nominees identified above.




                   INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees

     The Board has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee recommends the selection of and reviews the services provided by the Corporation's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls and reports and makes recommendations to the full Board. The current Audit Committee members are Messrs. Kirkwood (Chairman), Bay and Kiewit. The audit committee had four formal meetings in 1999.

     The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation, securities ownership, and benefits of the Corporation's executive officers. The current Compensation Committee members are Messrs. Scott (Chairman), Bay, Crowe, Kiewit and William Grewcock. The Compensation Committee had two formal meetings in 1999.

     The Compensation Committee has an Executive Compensation Subcommittee. The Executive Compensation Subcommittee reviews and approves or disapproves, all compensation of whatever nature to be paid to the Chief Executive Officer of the Corporation and the Corporation's next four highest paid executive officers (the "Named Executive Officers"); establishes and administers performance goals pursuant to the Corporation's executive bonus plans, if any, adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and approves or disapproves, on behalf of the Board, the creation of any new bonus plans for the executive officers of the Corporation pursuant to
Section 162(m) of the Code. The current Executive Compensation Subcommittee members are Messrs. Kiewit (Chairman) and Bay. The Executive Compensation Subcommittee had three formal meetings in 1999.

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson (Chairman), Cline, Colf, Bruce Grewcock and Kirkwood. In 1999, the Executive Committee had one formal meeting and acted by written consent in lieu of a meeting on six occasions.

     The Corporation does not have a nominating committee. The
Certificate provides that the incumbent directors may nominate a slate of directors for election at the annual meeting of stockholders. On April 20, 2000, the incumbent directors nominated the slate listed on pages 3-4 of this Proxy Statement.

     In 1999, the Board had three formal meetings and acted by written consent in lieu of a meeting on eight occasions. In 1999, no director attended less than 75% of the aggregate of the total number of meetings of the Board and the committees of which he was a member.

     Directors who are employees of the Corporation or its subsidiaries do not receive directors' fees. Non-employee directors are paid annual directors' fees of $30,000, plus $1,500 for attending each meeting of the Board, $1,200 for attending each meeting of a committee of the Board and $1,500 for attending the Corporation's annual operations meeting.


                        EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below shows the annual compensation of the Named Executive Officers. In addition, annual compensation information is also provided for George B. Toll, Jr. who resigned as Executive Vice President of the Corporation in June 1999. The Corporation does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers. As a result of the Transaction, the Construction Business was distributed to the Corporation. Although certain compensation payments for the periods reflected below may have been made by Level 3, all such payments related to the Construction Business. Therefore, for presentation purposes, all payments are reported as if they were made by the Corporation or its subsidiaries.

                                     Annual Compensation
                                 ---------------------------
                                                                       Other Annual
Name and Principal Position    Year     Salary($)     Bonus($)(1)   Compensation ($)(2)
---------------------------    ----     ---------     -----------   -------------------
Kenneth E. Stinson             1999      656,207       1,500,000      109,780 (3)
 Chief Executive Officer       1998      570,835       1,500,000      111,422 (4)
                               1997      476,670         900,000

George B. Toll, Jr.            1999      229,585         700,000
                               1998      290,921         650,000
                               1997      257,706         500,000

Allan K. Kirkwood
 Executive Vice President      1999      300,768         400,000
                               1998      254,885         360,000
                               1997      221,250         310,000

Roy L. Cline
 Executive Vice President      1999      295,890         365,000
                               1998      271,046         407,260
                               1997      257,670         223,667

Richard W. Colf
 Executive Vice President      1999      302,229         250,000
                               1998      261,530         360,000
                               1997      234,750         310,000

Bruce E. Grewcock
 Executive Vice President      1999      286,145         270,000
                               1998      226,415         175,000
                               1997      199,831         175,000

---------------------------

(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2) Other Annual Compensation means perquisites and other personal benefits received by each of the Named Executive Officers, if, in the aggregate, in excess of the lesser of $50,000 or 10% of their combined salary and bonus. No Named Executive Officer other than Mr. Stinson received any Other Annual Compensation in excess of the reporting threshold.

(3) In 1999, taxable income in the amount of $51,535 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $57,430 was imputed with respect to his interest-free loan described below.

(4) In 1998, taxable income in the amount of $40,778 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $70,644 was imputed with respect to his interest-free loan described below.

Director's Compensation

     During 1999, each of the directors of the Corporation who were not employed by the Corporation during 1999 received directors fees consisting of an annual retainer of $30,000 and fees of $1,500 for attending each Board meeting and $1,200 for attending each committee meeting. Non-employee directors also receive $1,500 for attending the Corporation's annual operations meeting.

Certain Relationships and Related Transactions

     On January 25, 1999, Kiewit Engineering Company, a subsidiary of the Corporation, sold its 60% interest in an aircraft to Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, for $10,800,000, the fair market value of the aircraft interest. Kiewit Engineering Company acquired the aircraft interest in a capital contribution from Level 3. Elk Mountain Ventures, Inc. and a subsidiary of the Corporation are parties to various aircraft operating agreements pursuant to which the Corporation's subsidiary provides Elk Mountain with aircraft maintenance, operations and related services. During 1999, Elk Mountain reimbursed a subsidiary of the Corporation approximately $1.4 million in expenses incurred in connection with the operation of Elk Mountain's aircraft. Elk Mountain also paid the subsidiary of the Corporation a management fee of approximately $44,000. A subsidiary of the Corporation provided various construction related services to Walter Scott, Jr. during 1999. Mr. Scott paid that subsidiary approximately $4 million in connection with those services.

     A subsidiary of Level 3 and a subsidiary of the Corporation are parties to various aircraft operating agreements pursuant to which the Corporation's subsidiary provides Level 3's subsidiary with aircraft maintenance, operations and related services. During 1999, Level 3's subsidiary reimbursed a subsidiary of the Corporation approximately $2.1 million in expenses incurred in connection with the operation of Level 3's aircraft. Level 3 also paid the subsidiary of the Corporation a management fee of approximately $80,000.

     Level 3 and a subsidiary of the Corporation are parties to an amended mine management agreement pursuant to which the Corporation's subsidiary provides mine management and related services for Level 3's coal mining properties. During 1999, Level 3 paid a subsidiary of the Corporation approximately $33 million in connection with services provided pursuant to such agreement.

     Level 3 and a subsidiary of the Corporation are parties to a contract for the construction of Level 3's North American Intercity Network. Construction, which is expected to be completed by the end of 2000, will cost an estimated $3 billion. In 1999, Level 3 paid a subsidiary of the Corporation approximately $699 million under this contract. In addition, Level 3 has retained a subsidiary of the Corporation as the general contractor for the construction of Level 3's campus headquarters facility being built in Broomfield, Colorado. In 1999, Level 3 paid a subsidiary of the Corporation approximately $100 million in connection with such activities.

     In connection with the Transaction, the Corporation and Level 3 entered into various agreements intended to implement the Transaction, including a separation agreement and a tax sharing agreement, pursuant to which the parties allocated certain liabilities associated with their respective businesses and the costs and other liabilities related to the Transaction.

     The Corporation loaned George B. Toll, Jr. $800,000 during
1994 in connection with the purchase of a residence and relocation expenses. The full principal amount of his demand note payable to the Corporation is currently outstanding.

     The Corporation provided the holders of its convertible debentures with interest-free loans in connection with the Transaction. The following is a list of directors and executive officers who had outstanding interest-free loans from the Corporation in excess of $60,000 during 1999, the largest aggregate amount outstanding during 1999 and the amount, if any, currently outstanding: (a) Kenneth E. Stinson -- $1,080,000 ($700,000 currently); (b) Roy L. Cline -- $250,000 ($200,000 currently); (c) Bruce E. Grewcock -- $250,000 ($200,000 currently); (d) Allan K. Kirkwood -- $240,000 ($200,000 currently); (e) Richard W. Colf -- $150,000 ($100,000 currently);
(f) Kenneth M. Jantz -- $150,000 ($100,000 currently); (g)
Richard Geary -- $100,000 ($0 currently); (h) Stephen A. Sharpe -
- $100,000 ($100,000 currently); and (i) John Brad Chapman -- $80,000 ($55,000 currently).

     Valmont has retained a subsidiary of the Corporation as the general contractor for the construction of Valmont's headquarters facility in Omaha, Nebraska. In 1999, Valmont paid a subsidiary of the Corporation approximately $7 million in connection with such activities.

     In 1999, Richard W. Colf acquired a used piece of construction equipment from a subsidiary of the Corporation for $80,000.

     The law firm of Gallagher & Kennedy provided various legal services to the Corporation and its subsidiaries during 1999. Fees paid to Gallagher & Kennedy by the Corporation and its subsidiaries did not exceed 5% of Gallagher & Kennedy's revenues for 1999.

     Bruce E. Grewcock is the son of William L. Grewcock.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Bay, Crowe, William Grewcock, Kiewit and Scott. Messrs. Scott and William Grewcock are employees of the Corporation. Messrs. Scott, William Grewcock and Crowe were formerly officers of the Corporation or its subsidiaries.

     A corporation controlled by Mr. Scott was a joint owner of an aircraft with Kiewit Engineering Company and such corporation's successor acquired Kiewit Engineering Company's interest in such aircraft on January 25, 1999. That company also paid Kiewit Engineering Company for certain aircraft related expenses in 1999. In 1999, Level 3 paid several subsidiaries of the Corporation for the construction of Level 3's North American Intercity Network and campus headquarters facilities and for certain mine management and aircraft related services. See "Certain Relationships and Related Transactions."

     Mr. Stinson is a director of Valmont.

Executive Compensation Subcommittee Report

     The Executive Compensation Subcommittee is composed entirely of "outside" directors as defined in Section 162(m) of the Code. This Subcommittee is responsible for reviewing and approving, on an annual basis, all compensation of whatever nature to be paid to the Named Executive Officers.

     The objectives of the Corporation's executive compensation program are to (a) support the achievement of desired Corporation performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, and (d) align the executive officers' interests with the success of the Corporation by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies. Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Corporation performance, subject to the Bonus Plan.

     In 1999 the Board adopted, and the shareholders approved, the Peter Kiewit Sons', Inc. 1999 Bonus Plan (the "Bonus Plan"). The Executive Compensation Subcommittee has determined that for 1999, the Performance Goals under the Bonus Plan have been met and that maximum bonus amounts have been established. The Executive Compensation Subcommittee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal, or individual's circumstances.

     In recognition of Mr. Stinson's contributions to the Corporation's performance in 1999, the Executive Compensation Subcommittee has approved a salary increase to $700,024 effective April 1, 2000 and a bonus of $3,000,000, payable in 2000. A number of factors were considered in setting Mr. Stinson's compensation. These factors included meeting Bonus Plan Performance Goals, the Corporation's overall performance, the increase in the Corporation's stock formula price, as well as Mr. Stinson's personal effort and accomplishments in managing the Corporation and its businesses. After considering all of the factors, the Executive Compensation Subcommittee felt the approved compensation was well within a reasonable range.

     The foregoing report has been furnished by the Executive
Compensation Subcommittee, Messrs. Bay and Kiewit.

Performance Graph

     The following performance graph shall not be deemed to be incorporated by reference by means of any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

     The Corporation's Common Stock is not publicly traded. The Corporation's Certificate contains a formula pursuant to which the Common Stock is valued. As a result of the Transaction, the Construction Business was distributed to the Corporation. Level 3's former Class C Stock was linked to the performance of the Construction Business, and was valued pursuant to a formula specified in Level 3's restated certificate of incorporation (the "Level 3 Certificate"). Consequently, for presentation purposes, the graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of Level 3's Class C Stock for the three-year period 1995-1997, and the Corporation's Common Stock for 1998 and 1999 (referred to in the graph collectively as "Construction Stock"), with the Standard and Poors' Composite 500 Index and the Dow Jones Heavy Construction Index -U.S.

     Pursuant to the Level 3 Certificate and the Certificate, for all periods presented in the graph below, the Construction Stock was valued at the formula value determined by the Level 3 Certificate or the Certificate, as the case may be, at the end of its fiscal year, reduced by dividends declared during the following year. For purposes of the graph, it has been assumed that dividends were immediately reinvested in additional shares of Construction Stock, although such reinvestment was not permitted in actual practice. Although Level 3's and the Corporation's fiscal years ended on the last Saturday in December, the Construction Stock is compared against indexes which assume a fiscal year ending December 31.

     The graph assumes that the value of the investment was $100 on December 31, 1994, and that all dividends and other distributions were reinvested.

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE CONSTRUCTION STOCK, THE S&P 500 INDEX AND THE DOW JONES HEAVY CONSTRUCTION INDEX-U.S.

[INSERT GRAPH]


                          1994   1995   1996   1997   1998   1999
-----------------------------------------------------------------
Construction Stock         100    129    165    210    262    337
S&P 500 Index              100    138    169    226    290    351
Dow Jones Heavy
 Construction Index        100    140    133    100    104     98
-----------------------------------------------------------------



                      SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows information about the ownership of Common Stock as of April 20, 2000, by the Corporation's directors, nominees for director, the Named Executive Officers and each person who beneficially owns more than 5 percent of the Common Stock. The table also shows the ownership of Common Stock by all of the directors and executive officers as a group as of such date.

                               Number of Shares
      Name                    Beneficially Owned       Percent of Shares
------------------------     --------------------     ------------------

Kenneth E. Stinson (1)(2)          2,770,968                8.7%
Richard W. Colf (3)                1,715,960                5.4%
Allan K. Kirkwood                  1,207,664                3.8%
George B. Toll, Jr.                1,140,824                3.6%
Bruce E. Grewcock                    911,336                2.9%
Richard Geary                        717,780                2.3%
Roy L. Cline                         553,416                1.7%
Walter Scott, Jr.                    400,000                1.3%
William L Grewcock                     8,192                  *
Mogens C. Bay                          2,000                  *
James Q. Crowe                         2,000                  *
Peter Kiewit, Jr.                      2,000                  *
Directors and Executive
Officers as a Group
(19 Individuals)(1)               10,011,336               31.4%
----------------------------
*     Less than 1%.

(1) Includes the 766,773 shares of Common Stock held in trusts, for which Mr. Stinson is the trustee with sole voting and investment powers.

(2)     Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

(3)     Mr. Colf's address is c/o 215 V Street, Vancouver, Washington 98661.


                          OTHER INFORMATION

Other Matters

     It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

Stockholder Proposals

     Any proposal which a Stockholder intends to present at the 2001 Annual Meeting must be received by the Corporation on or before March 7, 2001 and by December 23, 2000 to be included in the proxy material of the Corporation relating to such meeting. In addition, if the Stockholder wishes to nominate one or more persons for election as a director, such Stockholder must comply with additional provisions as set forth in the Corporation's By-Laws. Generally, a Stockholder must give timely notice to the Secretary of the Corporation. To be timely, such notice must be received by the Corporation at its principal executive offices not less than sixty days prior to the meeting. The By-Laws specify the information which must accompany such Stockholder notice, including the provision of certain information with respect to the persons nominated for election as directors and any information relating to the Stockholder that would be required to be disclosed in a Proxy Filing. Details of the provision of the By-Laws may be obtained by any Stockholder from the Secretary of the Corporation. Any such proposals should be directed to the Secretary, Peter Kiewit Sons', Inc., Kiewit Plaza, Omaha, Nebraska 68131.


Accountants

     PricewaterhouseCoopers, certified public accountants, have been selected by the Board as the independent public accountants for the Corporation. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission ("SEC"). SEC Regulations require the Corporation to identify anyone who filed a required report late during the most recent fiscal year. The Corporation undertakes to make such filings for its directors and executive officers and in 1999 inadvertently filed a director's initial statement of beneficial ownership report relating to his appointment to the Board approximately 2 weeks late.

Annual Report

     The Corporation is mailing to each Stockholder, along with this Proxy Statement, a copy of its annual report. The
Corporation's annual report is its Form 10-K for the fiscal year ending December 25, 1999, as filed with the SEC.

     THE CORPORATION WILL FURNISH WITHOUT CHARGE UPON THE WRITTEN REQUEST OF A STOCKHOLDER A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SEC. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE STOCK REGISTRAR AT KIEWIT PLAZA, OMAHA, NEBRASKA 68131.

                                    PETER KIEWIT SONS', INC.
                                    April 21, 2000






                         PETER KIEWIT SONS', INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 17, 2000

                                 PROXY

The undersigned hereby appoints Douglas A. Obermier and Gregory
M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons', Inc. held of record by the undersigned at the close of business on April 20, 2000, at the Annual Meeting of Stockholders to be held June 17, 2000, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Board's nominees for director. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.



Proposal 1: Election of Directors

To elect the twelve nominees specified as follows as Directors:

Mogens C. Bay      Richard Geary          Allan K. Kirkwood
Roy L. Cline       Bruce E. Grewcock      Walter Scott, Jr.
Richard W. Colf    William L. Grewcock    Kenneth E. Stinson
James Q. Crowe     Peter Kiewit, Jr.      George B. Toll, Jr.


                  ----  FOR              ----  WITHHOLD
                 all nominees           authority to vote
                 listed (except)        for all nominees
                 as otherwise
                 specified below)



Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below.


          -------------------------------------------------

          -------------------------------------------------


                       Please sign exactly as name appears below.
                       [Name of Shareholder]



------------------     ----------------------------------------
Date                   Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.